UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24901 Dana Point Harbor Dr, Suite A200, Dana Point, CA,	92629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 8.01	Other Events

As previously disclosed, on May 18, 2026, CareTrust REIT, Inc. (the “Company”) and its operating partnership, CTR Partnership, L.P., entered into an underwriting agreement with each of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC on behalf of themselves and as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”) and as the forward sellers (together, in such capacity, the “Forward Sellers”) and each of Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association, as the forward purchasers (together, in such capacity, the “Forward Purchasers”), relating to (i) the offer and sale of 12,500,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and (ii) the sale of up to an additional 1,875,000 shares of Common Stock (the “Option” and such shares, the “Optional Shares”), at a price to the Underwriters of $40.225 per share (the “Offering”). The closing of the Option Offering occurred on May 21, 2026.

On May 20, 2026, the Underwriters notified the Company that they had elected to exercise the Option in full.  In connection with the exercise of the Option, on May 20, 2026, the Company entered into separate additional forward sale agreements (the “Additional Forward Sale Agreements”) with each of Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (or their respective affiliates), with respect to the Optional Shares. In connection with the Additional Forward Sale Agreements, the Forward Purchasers (or their respective affiliates) are expected to borrow from third parties and to sell to the Underwriters the Optional Shares that will be sold in the Offering. Pursuant to the terms of the Additional Forward Sale Agreements, on May 21, 2026, the Forward Sellers borrowed and sold an aggregate of 1,875,000 shares of Common Stock.

The foregoing description of the Additional Forward Sale Agreements does not purport to be complete and is qualified in its entirety by the full text of the Additional Forward Sale Agreements, which are filed as Exhibits 1.1, and 1.2 and are incorporated by reference herein.

The Company is also filing, as Exhibit 5.1 to this Current Report on Form 8-K, an opinion of DLA Piper LLP (US) regarding certain matters of Maryland law, including the validity of the Optional Shares issued and sold in the Offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Forward Sale Agreement, dated May 20, 2026, by and among CareTrust REIT, Inc. and Wells Fargo Bank, National Association.
1.2	Forward Sale Agreement, dated May 20, 2026, by and among CareTrust REIT, Inc. and JPMorgan Chase Bank, National Association.
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

	By:	/s/ Derek J. Bunker
	Name:	Derek J. Bunker
	Title:	Chief Financial Officer and Treasurer

Date: May 21, 2026